EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

VINCERA, INC.

FORM 10-KSB FOR THE PERIOD ENDED DECEMBER 31, 2006

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Chief Executive Officer of Vincera, Inc., a Delaware corporation (the “Company”).  I am delivering this certificate in connection with the Form 10-KSB of the Company for the period ended December 31, 2006 and filed with the Securities and Exchange Commission (“Form 10-KSB”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, David R. Malmstedt, Chief Executive Officer of the Company (Principal Executive Officer and Principal Financial Officer) hereby certify that, to the best of my knowledge, (1) the Form 10-KSB fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and (2) that the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:

April 2, 2007

/s/ David R. Malmstedt

Name: David R. Malmstedt

Title:    Chief Executive Officer,

(Principal Executive Officer and

Principal Financial Officer)

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